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                                                                EXHIBIT 10.30.1



                                    AGREEMENT


      This Agreement is made as of this 11th day of October, 1996 by and among Cyrk, Inc., a Delaware corporation ("Cyrk"), Grant & Partners Limited Partnership, a Massachusetts limited partnership ("GPLP"), Grant & Partners, Inc., a Massachusetts corporation ("GPI"), and Alan Grant, an individual ("Grant").

      WHEREAS, Cyrk and GPI are parties to a First Amended and Restated Agreement of Limited Partnership of Grant & Partners Limited Partnership dated March 28, 1995 (the "Partnership
Agreement");

      WHEREAS, Cyrk, GPLP and Grant are parties to a Contribution Agreement dated as of March 28, 1995 (the "Contribution Agreement");

      WHEREAS, Cyrk, GPI and Grant are parties to a Stock Restriction and Governance Agreement dated as of March 28, 1995 (the "Stock Restriction and Governance Agreement");

      WHEREAS, Cyrk and Grant are parties to two separate Non- Qualified Stock Option Agreements, one dated February 10, 1995 ("Option No. 1") and the other dated March 28, 1995 ("Option No.
2");

      WHEREAS, GPLP and Grant are parties to an Employment Agreement dated March 28, 1995 (the "Grant Employment Agreement");

      WHEREAS, Cyrk and GPLP are parties to a Consulting Agreement dated March 28, 1995 (the "Consulting Agreement");

      WHEREAS, Cyrk and GPLP are parties to a Revolving Credit Agreement dated as of March 28, 1995 (the "Credit Agreement"); and

      WHEREAS, the parties hereto wish to amend the Partnership Agreement, the Contribution Agreement, the Stock Restriction and Governance Agreement, Option No. 1, Option No. 2, the Grant Employment Agreement, the Consulting Agreement and the Credit Agreement (collectively, the "Original Agreements") as hereinafter set forth.
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      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Section 12 of the Partnership Agreement will be amended to (i) delete all references to the Performance Bonus Plan and (ii) provide that 100% of any distributions made by GPLP will be allocated to Cyrk until such time as Cyrk shall have received cumulative distributions in an amount (the "Cyrk Preference Amount")equal to $3 million plus an amount equal to 20% per annum of the unreturned portion of such $3 million (commencing April 1, 1995). The next $3 million in distributions will be allocated 100% to G&P. Thereafter, distributions will be allocated in accordance with the respective percentage interests of the partners.

      2. Section 15 of the Partnership Agreement will be further amended to provide that no equity interests in the Partnership may be granted without Cyrk's consent.

      The Partnership Agreement will be further amended to prohibit the Partnership from making equity distributions at any time when (i) the Partnership is indebted to Grant for money borrowed and (ii) Cyrk has not received cumulative distributions from the Partnership equal to the Cyrk Preference Amount.

      3. The Credit Agreement will be amended to prohibit any distributions by GPLP without Cyrk's consent at any time when there are outstanding borrowings thereunder.

      4. The Stock Restriction and Governance Agreement will be amended to provide that Cyrk shall have the right to designate a majority of the directors of G&P. The original agreement, insofar as it relates to the composition of the G&P board, will be reinstated when (i) all borrowings under the Credit Agreement have been repaid and (ii) Cyrk has received cumulative distributions from GPLP equal to the Cyrk Preference Amount.

      5. Section 4 of the Stock Restriction and Governance Agreement will be amended to delete the requirement that the consent of one Grant board designee is necessary to (i) sell GPLP, (ii) grant any equity interest in GPLP or (iii) cause GPLP to distribute assets. Section 4 of the original agreement will be reinstated when all borrowings under the Credit Agreement have been repaid and
(ii) Cyrk has received cumulative distributions from GPLP equal to the Cyrk Preference Amount. Grant will have a right of first refusal with respect to any proposed sale of GPLP or of any subsidiary.

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      6.  Section 6 of the Stock Restriction and Governance Agreement (which restricts the activities of Cyrk and GPLP) will be deleted.

      7.  Option No. 1 and Option No. 2 will be cancelled.

      8. Cyrk will reserve for issuance to employees of GPLP and its subsidiaries options exercisable for an aggregate of 125,000 shares of Cyrk stock. The exercise price of such options will be no less than the fair market value of Cyrk stock on the date of grant. The persons to whom these options will be granted (and the number of options each will receive) will be determined jointly by Cyrk and Grant. Grant will be eligible for option grants from this pool but any decision to make such a grant to him will be in the sole discretion of Cyrk.

      9. The Grant Employment Agreement will be terminated, except that the non-competition and confidentiality provisions will survive in a separate agreement. Grant will continue to serve as CEO of GPLP, subject to the discretion of the G&P board. Grant's salary will be $300,000 per year, subject to such increases as Cyrk may approve. Grant's salary will not be subject to offset in the event of a breach of the Consulting Agreement. Grant will be eligible for discretionary performance bonuses approved by the G&P board. Grant's non-compete will be revised to provide that (i) if he is terminated without cause he will be subject to the two-year non-compete but only if GPLP continues to pay him at his then current salary level (which shall be at least $300,000 per year), and (ii) if his responsibilities are substantially reduced so as not to involve senior level strategic consulting, business development or intellectual property creation, it will be deemed a "termination without cause".

      10. The 3/29/1995 Performance Bonus Plan referenced in the Grant Employment Agreement will be terminated.

      11. The Credit Agreement will be amended as follows: (i) the expiration date will be 3/28/1998, subject to automatic 1 year extensions thereafter unless either party gives notice of termination, (ii) credit extensions will be fully discretionary by Cyrk, (iii) credit limit will be $5 million, (iv) all interests in the GPLP subsidiaries will be pledged to secure the credit line and (v) the guaranty of each subsidiary will be capped at the amount of its borrowings from GPLP.

      12. Grant will loan GPLP an aggregate of $1 million, the repayment of which will be subordinated to the Cyrk line of credit per the existing affiliate subordination agreement. The terms of the Grant loan shall provide that in no event shall it be payable before such time as Cyrk has received cumulative

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distributions from GPLP of at least $3 million. The Grant loan will be secured by all assets of GPLP. The Grant loan may consist of (i) cash advances, (ii) foregone salary accrued since 4/1/95 (assuming for purposes hereof that since such date he was entitled to salary at the rate of $300,000 per year) and (iii) previously made loans.

      13. Section 5 of the Contribution Agreement (relating to Grant's contingent repayment obligation with respect to the $3 million) will be deleted.

      14. GPLP will pay the fees and disbursements of Choate, Hall & Stewart relating to the reorganization of GPLP. Cyrk will pay the fees and disbursements of Choate, Hall & Stewart relating to the amendment of the Original Agreements.

      15. Each party agrees to execute any and all further agreements and instruments as may be reasonably necessary to implement and formalize the foregoing provisions.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         CYRK, INC.

                                         By: /s/ Patrick D. Brady
                                             -----------------------------------
                                             Patrick D. Brady, President



                                         GRANT & PARTNERS LIMITED
                                         PARTNERSHIP

                                         By: Grant & Partners, Inc., its
                                               general partner

                                         By: /s/ Alan W.H. Grant
                                             -----------------------------------
                                             Alan Grant, President



                                         GRANT & PARTNERS, INC.


                                         By: /s/ Alan W.H. Grant
                                             -----------------------------------
                                             Alan Grant, President


                                             /s/ Alan W.H. Grant
                                             -----------------------------------
                                             Alan Grant

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